SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2016

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices)

(415) 287-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2016, CareDx, Inc. (the “Company”) appointed Charles Constanti as the Company’s Chief Financial Officer, effective April 6, 2016. Upon commencement of his appointment, Mr. Constanti will assume the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. Mr. Constanti succeeds Ken Ludlum, who has served as the Company’s Chief Financial Officer since March 24, 2014. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Constanti.

On April 6, 2016, the Company executed an offer letter with Mr. Constanti. Mr. Constanti’s annualized salary will be three-hundred-twenty-five thousand dollars ($325,000) and he will have an annual performance bonus with a target of 35% of Mr. Constanti’s base salary. Mr. Constanti’s employment will be on an “at will” basis. Additionally, upon approval of the Board of Directors of the Company, the Company expects to grant Mr. Constanti an option to purchase 40,000 shares of the Company’s Common Stock (the “Option”) under the Company’s 2014 Equity Incentive Plan. The Option shall vest, subject to Mr. Constanti’s continued employment with the Company, one fourth (1/4th) on the one year anniversary of Mr. Constanti’s start date, and one forty-eighth (1/48th) of the total number of shares subject to the Option shall vest at the end of each calendar month thereafter. The Company also entered into the Company’s standard change of control agreement and indemnification agreement with Mr. Constanti, in the forms filed by the Company as exhibits to the Form S-1 filed on June 3, 2014.

A copy of the offer letter relating to the employment of Mr. Constanti is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter by and between CareDx, Inc. and Charles Constanti, dated April 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.
Date: April 6, 2016	By: /s/ Peter Maag
Peter Maag
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter by and between CareDx, Inc. and Charles Constanti, dated April 6, 2016.